SUB-ITEM 77C


               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                     AIM PLACECITYSUMMIT INVESTORS PLANS II

A Special Meeting of Shareholders of AIM Summit Investors Plans II, was held on November 30, 2006. The meeting was held for the following purpose:


(1) Approve the dissolution of AIM Summit Investors Plans II to allow planholders to become direct shareholders of Class P shares of AIM Summit Fund.

The results of the voting on the above matter were as follows:

                                                  Votes         Withheld/
Matter                             Votes For      Against       Abstentions
------                             ---------      -------       -----------


(1)    Approve the dissolution
       of AIM Summit Investors
       Plans II ("Plans I") to
       allow planholders to become
       direct shareholders of
       Class P Shares of
       AIM Summit Fund
       (the "Fund")...............16,413,784     1,161,607         334,007

For a more detailed discussion on the Reorganization, please refer to the proxy statement that was filed on October 10, 2006 with the SEC under Accession number 0000950129-06-008922.